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                             CONSENT TO ASSIGNMENT
                                      OF
                       ADMINISTRATIVE SERVICES AGREEMENT

   RECITALS:

   1) Phoenix Life Insurance Company ("Insurer") and Summit Investment Partners, Inc. ("Summit") entered into an Administrative Services Agreement, effective February 1, 2008 ("Services Agreement"), with regard to Summit Mutual Funds, Inc. ("Fund").

   2) Pursuant to a change in the investment management of the Fund, Calvert Asset Management Company, Inc. ("CAMCO") has become the investment adviser to the Fund, replacing Summit, and Calvert Distributors, Inc. ("CDI") has become the Distributor of the Fund, replacing Ameritas Investment Corp., in each case effective December 12, 2008.

   3) Section 6 (b) of the Services Agreement provides that the Services Agreement may not be assigned except with the written consent of each Party.

   IN CONSIDERATION of the above, and of the mutual promises and conditions set forth in the Services Agreement and this Consent to Assignment, the parties agree as follows:

   1) Insurer and Summit hereby consent to the assignment of all of the rights and obligations of Summit under the Services Agreement to CAMCO and/or CDI, as applicable, and CAMCO and CDI accept such assignment.

   2) All other provisions of the Services Agreement shall remain unchanged.

   3) The effective date of this Consent to Assignment shall be December 12, 2008.

Insurer, Summit, CAMCO and CDI have caused this Consent to Assignment to be executed by the following authorized individuals for the purposes expressed herein.

Phoenix Life Insurance Company           Summit Investment Partners, Inc.

By:     /s/ Gina Collopy O'Connell       By:     /s/ John F. Labmeier
        -------------------------------          ------------------------------
Print:  Gina Collopy O'Connell           Print:  John F. Labmeier
Title:  Senior Vice President            Title:  Secretary

Calvert Asset Management Company, Inc.   Calvert Distributors, Inc.

By:     /s/ William M. Tartikoff         By:     /s/ William M. Tartikoff
        -------------------------------          ------------------------------
Print:  William M. Tartikoff             Print:  William M. Tartikoff
Title:  Senior Vice President            Title:  Senior Vice President